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                                                               EXHIBIT 4-B

                             CERTIFICATE OF TRUST

   The undersigned, the trustees of U S West Financing II desiring to form a business trust pursuant to Delaware Business Trust Act, 12 DEL. C. c. 38 hereby certify as follows:

      3. The name of the business trust being formed hereby (the "Trust") is U S West Financing II.

      4. The name and business address of the trustee of the Trust, who is a resident of the State of Delaware is as follows:

           Michael J. Majchrzak
           300 King Street
           Wilmington, DE 19801

Dated: March 1, 1995

                                       Michael J. Majchrzak
                                       as Trustee

                                       /s/ Michael J. Majchrzak
                                       --------------------------------------

                                       James T. Anderson
                                       as Trustee

                                       /s/ James T. Anderson
                                       --------------------------------------

                                       Charles J. Burdick
                                       as Trustee

                                       /s/ Charles J. Burdick
                                       --------------------------------------

                                       Roger Fox
                                       as Trustee

                                       /s/ Roger Fox
                                       --------------------------------------